UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FOMENTO ECONÓMICO MEXICANO, S.A.B. de C.V.

(Exact name of registrant as specified in its charter)

United Mexican States

(Jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification No.)

General Anaya No. 601 Pte.

Colonia Bella Vista

Monterrey, NL 64410 Mexico

Telephone: (52-81) 8328-6000

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.875% Senior Notes due 2023 4.375% Senior Notes due 2043	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file numbers to which this form relates: 333-187806

Securities to be registered pursuant to Section 12(g) of the Act:        None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 9 through 27 of the Prospectus dated April 8, 2013 included in the registration statement on Form F-3 (Registration No. 333-187806) of Fomento Económico Mexicano, S.A.B. de C.V. (the “Company”), as supplemented by the information under the heading “Description of Notes” on pages S-16 through S-20 of the related Prospectus Supplement, dated May 7, 2013, which information is incorporated by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

The securities to be registered hereunder are expected to be listed on the New York Stock Exchange, the exchange on which certain other securities of the Company are currently registered. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Securities and Exchange Commission in connection with this Registration Statement:

1.1.	Prospectus dated April 8, 2013, incorporated by reference to the Registration Statement on Form F-3 filed with the Securities and Exchange Commission by the Company on April 9, 2013 (Registration No. 333-187806).

1.2	Prospectus Supplement dated May 7, 2013, incorporated by reference to the Company’s filing with the Securities and Exchange Commission pursuant to Securities Act Rule 424(b)(5) on May 9, 2013.

1.3	Indenture, dated as of April 8, 2013, between the Company, as Issuer, and The Bank of New York Mellon, as Trustee, Security Registrar, Paying Agent, and Transfer Agent, incorporated by reference to Exhibit 4.1 of the registration statement on Form F-3 filed with the Securities and Exchange Commission by the Company on April 9, 2013 (Registration No. 333-187806).

1.4	First Supplemental Indenture, dated as of May 10, 2013, between the Company, as Issuer, and The Bank of New York Mellon, as Trustee, Security Registrar, Paying Agent and Transfer Agent, and The Bank of New York Mellon SA/NV, Dublin Branch, as Irish Paying Agent, relating to the 2.875% Senior Notes due 2023 and the 4.375% Senior Notes due 2043, including the form of global note therein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FOMENTO ECONÓMICO MEXICANO, S.A.B. de C.V.

By:	/s/ Carlos Eduardo Aldrete Ancira
Name:	Carlos Eduardo Aldrete Ancira
Title:	General Counsel/Attorney-in-fact

Date: May 17, 2013

INDEX TO EXHIBITS

Exhibit No.	Exhibit
1.1	Prospectus dated April 8, 2013, incorporated by reference to the Registration Statement on Form F-3 filed with the Securities and Exchange Commission by the Company on April 9, 2013 (Registration No.
333-187806).

1.2	Prospectus Supplement dated May 7, 2013, incorporated by reference to the Company’s filing with the Securities and Exchange Commission pursuant to Securities Act Rule 424(b)(5) on May 9, 2013.

1.3	Indenture, dated as of April 8, 2013, between the Company, as Issuer, and The Bank of New York Mellon, as Trustee, Security Registrar, Paying Agent, and Transfer Agent, incorporated by reference to Exhibit 4.1 of the registration statement on Form F-3 filed with the Securities and Exchange Commission by the Company on April 9, 2013 (Registration No. 333-187806).

1.4	First Supplemental Indenture, dated as of May 10, 2013, between the Company, as Issuer, and The Bank of New York Mellon, as Trustee, Security Registrar, Paying Agent and Transfer Agent, and The Bank of New York Mellon SA/NV, Dublin Branch, as Irish Paying Agent, relating to the 2.875% Senior Notes due 2023 and the 4.375% Senior Notes due 2043, including the form of global note therein.